SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                        Date of Report (Date of earliest
                                event reported):
                          July 11, 2001 (June 29, 2001)

                            Empire Energy Corporation

             (Exact Name of Registrant as specified in its charter)

           Utah                        1-10077                  87-0401761
 ---------------------------       ---------------          -------------------
(State or other jurisdiction)     (Commission file         (IRS Employer ID No.)
                                      number)

                      7500 College Boulevard, Suite 1215
                           Overland Park, Kansas          66210
                -------------------------------------------------
               (address of principal executive offices) (zip code)


                                 (913) 469-5615
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

On June 29, 2001, Empire acquired 100% of Commonwealth Energy Corporation in exchange for Empire shares on the basis of six shares of Commonwealth for one share of Empire. As a result, Empire exchanged 5,763,263 shares of its common stock for all the issued and outstanding common stock of Commonwealth. The purchase price for the stock is $6,339,589 based on a market price of $1.10 per Empire share on the date of the transaction. Additionally, Empire granted 488,082 options and 439,859 warrants to replace Commonwealth options and warrants currently outstanding on a one for six basis and granted new options to former Commonwealth personnel to purchase 576,310 Empire shares. The replacement options and warrants have exercise prices ranging from US$0.80 to US$1.80 and expire within approximately one month to 5 years. The new options have an exercise price of US$3.00 and expire in five years. A fair value of $1,162,082 was calculated for these options and warrants using the Black-Scholes option pricing model, with volatility of 118.79% and a discount rate of 8.5%.

Empire intends to use the assets acquired to continue the oil and gas development and production activities previously pursued by Commonwealth.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

Audited financial statements of Commonwealth Energy Corporation are filed herewith for the three years ending December 31, 2000.

(b) Pro forma Financial Statements

Pro forma financial information of Empire and Commonwealth Energy Corporation are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.

Empire Energy Corporation
(Registrant)


Dated: July 11, 2001                  By: /s/  Norman L. Peterson
                                          --------------------------------------
                                               Norman L. Peterson, Chairman

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     Following are the unaudited consolidated condensed pro forma financial statements of Empire that reflect the acquisition of Commonwealth by Empire. The unaudited pro forma consolidated condensed financial statements have been prepared utilizing the historical financial statements of Empire which are incorporated herein by reference to previous filings made with the Securities and Exchange Commission and the historical financial statements of Commonwealth included in this filing. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Empire and the attached historical financial statements of Commonwealth.

     The following unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2000 and for the three month period ended March 31, 2001 and the unaudited pro forma consolidated condensed balance sheet as of March 31, 2001 give effect to the acquisition of Commonwealth including the related pro forma adjustments described in the notes thereto. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2000 and for the three month period ended March 31, 2001 give effect to the acquisition of Commonwealth by Empire as if the acquisition, accounted for as a purchase, had occurred on January 1, 2000 and January 1, 2001, respectively. The unaudited pro forma consolidated condensed balance sheet as of March 31, 2001 gives effect to the acquisition as if it had occurred on March 31, 2001. The pro forma financial statements reflect the preliminary allocation of the purchase price.

     The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been effective on the dates indicated or which may be obtained in the future.



EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
-------------------------------------------------------------------------------------------------------------------------------

                            ASSETS
                            ------

                                                                   Unaudited                                        Unaudited
                                                           Historical March 31, 2001                                Pro Forma
                                                         ----------------------------                Pro Forma       March 31,
                                                            Empire       Commonwealth               Adjustments        2001
                                                         ------------    ------------              -------------   ------------
CURRENT ASSETS
   Cash                                                  $     30,650    $     64,545              $       --      $     95,195
   Accounts receivable, net                                     7,512         103,970                      --           111,482
   Marketable securities                                        3,640          47,526                                    51,166
   Prepaids                                                      --               987                      --               987
                                                         ------------    ------------              ------------    ------------
TOTAL CURRENT ASSETS                                           41,802         217,028                      --           258,830

PROPERTY AND EQUIPMENT, NET                                    26,702            --                        --            26,702

OIL AND GAS PROPERTIES, NET
  Properties being amortized                                     --         2,205,947                                 2,205,947
  Properties not subject to amortization                    2,100,839       1,582,407       (b)       4,048,756       7,732,002


OTHER ASSETS:
  Minority equity investments                                    --            24,651                      --            24,651
  Deposits and other                                           73,122            --                        --            73,122
  Receivables - related party                                 102,842            --                        --           102,842
                                                         ------------    ------------              ------------    ------------
TOTAL ASSETS                                             $  2,345,307    $  4,030,033              $  4,048,756    $ 10,424,096
                                                         ============    ============              ============    ============


                     LIABILITIES
                     -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                                           $    127,999    $    227,119       (b)    $    350,000    $    705,118
   Notes payable - related parties                             17,500            --                        --            17,500
   Convertible debentures                                      20,000            --                        --            20,000
                                                         ------------    ------------              ------------    ------------
TOTAL CURRENT LIABILITIES                                     165,499         227,119                   350,000         742,618
                                                         ------------    ------------              ------------    ------------


DEFERRED INCOME TAXES                                            --              --                        --              --

               STOCKHOLDERS' EQUITY
               --------------------

STOCKHOLDERS' EQUITY
   Common stock                                                15,571       4,804,415       (a)      (4,804,415)         21,334
                                                                                            (b)          5,763
   Additional paid-in-capital                              23,656,172            --         (b)       6,897,541      31,152,079
                                                                                            (b)         598,366
   Treasury stock                                          (1,125,000)           --                        --        (1,125,000)
   Accumulated other comprehensive loss                        (9,643)           --                        --            (9,643)
   Previous accumulated deficit                            (1,867,999)           --                        --        (1,867,999)
   Accumulated deficit                                    (18,489,293)     (1,001,501)      (a)       1,001,501     (18,489,293)

                                                         ------------    ------------              ------------    ------------
TOTAL STOCKHOLDERS' EQUITY                                  2,179,808       3,802,914                 3,698,756       9,681,478
                                                         ------------    ------------              ------------    ------------

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                  $  2,345,307    $  4,030,033              $  4,048,756    $ 10,424,096
                                                         ============    ============              ============    ============

-------------------------------------------------------------------------------------------------------------------------------

                                See notes to unaudited pro forma consolidated condensed financial statements.






EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------

                                                                       For the Year Ended December 31, 2000
                                                     -------------------------------------------------------------------
                                                                Historical                   Pro Forma       Unaudited
                                                        Empire           Commonwealth       Adjustments       Pro Forma
                                                     ------------        ------------       -----------     ------------

OIL AND GAS SALES                                    $    487,979        $    272,689        $   --         $    760,668

EXPENSES
   Lease operating                                         13,406             119,093            --              132,499
   Depreciation, depletion, amortization
      and impairment                                      289,948              79,223            --              369,171
   Interest, net                                            7,894              23,187            --               31,081
   Loss from equity investments                            17,085              42,858            --               59,943
   General and administrative                             544,557             321,854            --              866,411
                                                     ------------        ------------        --------       ------------

TOTAL EXPENSES                                            872,890             586,215            --            1,459,105
                                                     ------------        ------------        --------       ------------

OPERATING LOSS                                           (384,911)           (313,526)           --             (698,437)

Provision for income taxes                                   --                  --              --                 --
                                                     ------------        ------------        --------       ------------

Loss from continuing operations                      $   (384,911)       $   (313,526)       $   --         $   (698,437)
                                                     ============        ============        ========       ============
Loss Per Share:
  Loss from continuing operations                                                                           $      (0.04)
                                                                                                            ============

Weighted Average Shares Outstanding                                                                           18,679,355
                                                                                                            ============



------------------------------------------------------------------------------------------------------------------------

                  See notes to unaudited pro forma consolidated condensed financial statements.




EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------

                                                                For the Three Months Ended March 31, 2001
                                                 -----------------------------------------------------------------------
                                                        Unaudited Historical              Pro Forma          Unaudited
                                                    Empire           Commonwealth        Adjustments         Pro Forma
                                                 ------------        ------------        ------------       ------------

OIL AND GAS SALES                                $     32,017        $     41,641        $       --         $     73,658

EXPENSES
   Lease operating                                      7,160              16,375                --               23,535
   Depreciation, depletion, amortization
      and impairment                                    1,380              11,849                --               13,229
   Interest, net                                       (1,680)                 80                --               (1,600)
   Loss from equity investments                         2,500                --                  --                2,500
   General and administrative                         113,895             141,576                --              255,471
                                                 ------------        ------------        ------------       ------------


TOTAL EXPENSES                                        123,255             169,880                --              293,135
                                                 ------------        ------------        ------------       ------------


OPERATING LOSS                                        (91,238)           (128,239)               --             (219,477)

Provision for income taxes                               --                  --                  --                 --
                                                 ------------        ------------        ------------       ------------

Loss from continuing operations                  $    (91,238)       $   (128,239)       $       --         $   (219,477)
                                                 ============        ============        ============       ============

Loss Per Share:
  Loss from continuing operations                                                                           $      (0.01)
                                                                                                            ============

Weighted Average Shares Outstanding                                                                           20,532,103
                                                                                                            ============


------------------------------------------------------------------------------------------------------------------------

                   See notes to unaudited pro forma consolidated condensed financial statements.




               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


Acquisition of Commonwealth

     On June 29, 2001, Empire acquired 100% of Commonwealth in exchange for Empire shares on the basis of six shares of Commonwealth for one share of Empire. As a result, Empire exchanged 5,763,263 shares of its common stock for all the issued and outstanding common stock of Commonwealth. The purchase price for the stock is $6,339,589 based on a market price of $1.10 per Empire share on the date of the transaction. Additionally, Empire granted 488,082 options and 439,859 warrants to replace Commonwealth options and warrants currently outstanding on a one for six basis and granted new options to former Commonwealth personnel to purchase 576,310 Empire shares. The replacement options and warrants have exercise prices ranging from US$0.80 to US$1.80 and expire within approximately one month to 5 years. The new options have an exercise price of US$3.00 and expire in five years. A fair value of $1,162,082 was calculated for these options and warrants using the Black-Scholes option pricing model, with volatility of 118.79% and a discount rate of 8.5%.

     The purchase price results in an increase in the cost of the net assets of Commonwealth of $4,048,756. Based on management's evaluation of the fair value of the assets acquired and liabilities assumed, the Company allocated this increase in cost to oil and gas properties.

     Empire uses the full cost method of accounting for oil and gas properties. This method of accounting requires that a ceiling test be performed periodically to compare the recorded cost of oil and gas properties to the value of those properties. Management believes that if a full cost ceiling test were performed at the date of this transaction, an impairment of approximately $2,000,000 would result. No charge for this possible impairment is included in the proforma condensed income statements or balance sheet. A full cost ceiling write-down is a non-recurring charge that is unrelated to the purchase acquisition and is not representative of results of ongoing operations.

     The historical financial information for Commonwealth was prepared using U.S. Generally Accepted Accounting Principles.

     Commonwealth's reporting currency is the Canadian dollar. Accounts whose functional currency is the U.S. dollar that were translated to Canadian dollars for Commonwealth reporting purposes were translated back at the rates used by Commonwealth. Accounts whose functional currency is the Canadian dollar were translated in the following manner: assets and liabilities at year end rates; stockholder's equity at historical rates and results of operations at the monthly average exchange rates. The effects of exchange rate changes are reflected as a separate component of stockholders' equity.

The unaudited pro forma adjustments are as follows:

     a. To remove the equity of Commonwealth upon the purchase by Empire.

     b. To record the acquisition of Commonwealth under the purchase method:

              Net assets acquired at fair value:
                Current assets                                 $   217,028
                Oil and gas properties                           7,837,110
                Minority equity investments                         24,651
                Current liabilities                               (227,119)
                                                               -----------

              Total                                            $ 7,851,671
                                                               ===========

              Consideration comprised of 5,763,263
                common shares of Empire                        $ 6,339,589
              Estimated transaction costs                          350,000
              Estimated consideration for replacement
                options and warrants issued                      1,162,082
                                                               -----------

              Total                                            $ 7,851,671
                                                               ===========


Earnings per share:

The following is a reconciliation of historical to pro forma weighted average shares outstanding:

                                         Year Ended           Three Months Ended
                                      December 31, 2000         March 31, 2001
                                      ------------------------------------------

          Historical                      12,916,092              14,768,840

      Shares issued to acquire
      Commonwealth (assumed to
      be at beginning of period)           5,763,263               5,763,263
                                          ----------------------------------

      Pro forma                           18,679,355              20,532,103
                                          ==========              ==========

Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive including those to be issued as replacement options and warrants.

COMMONWEALTH SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following costs were incurred in oil and gas acquisition, exploration, development, and producing activities during the year ended December 31, 2000:

Acquisition costs:
  Proved.......................................       --
  Unproved.....................................  (16,788)
Development....................................  467,530
Exploration....................................    5,253
                                                --------
                                                $455,995

Information regarding cost of oil and gas properties, both proven and unevaluated and related depreciation and depletion is included in the notes to the attached historical financial statements of Commonwealth.


OIL AND GAS RESERVES

The estimates of Commonwealth's proved oil and gas reserves and related future net cash flows that are presented in the following tables are based upon estimates made by independent petroleum engineering consultants.

Commonwealth's reserve information was prepared as of December 31, 2000. There are many inherent uncertainties in estimating proved reserve quantities, projecting future production rates, and timing of development expenditures. Accordingly, these estimates are likely to change as future information becomes available. Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those reserves expected to be recovered through existing wells, with existing equipment and operating methods.


Estimated quantities of proved reserves and proved developed reserves of oil and gas, as well as the changes in proved reserves, are as follows:

                                                     2000         2000
PROVED RESERVES:                                   GAS (MCF)    OIL (BBL)
----------------                                   ---------   ----------

Beginning of year.........................         1,523,730      407,418
Extensions and discoveries................           505,000         --
Production................................           (49,474)      (1,305)
                                                   ---------    ---------
End of year...............................         1,979,256      406,113
                                                   =========    =========
Proved developed reserves.................         1,979,256      310,124
                                                   =========    =========
% of proved developed reserves............            100.0%        76.4%
                                                   =========    =========


The following table sets forth a standardized measure of the estimated discounted future net cash flows attributable to Commonwealth's proved oil and gas reserves. Oil and gas prices have fluctuated widely in recent years. The sales prices utilized for the purposes of estimating the Commonwealth's proved reserves and future net revenues were year end prices with no provision for escalation of either revenue or costs. The future production and development costs represent the estimated future expenditures to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expense was computed by applying statutory income tax rates to the difference between pretax net cash flows relating to the proved reserves and the tax basis of proved properties and available operating loss carryovers.

                                                       Gas              Oil
                                                   -----------      -----------

Future cash inflows ..........................     $ 1,707,048      $ 9,152,652
Future production costs ......................        (315,994)      (1,137,300)
Future development costs .....................         (21,450)        (207,500)
Future income taxes ..........................        (162,848)      (1,442,356)
                                                   -----------      -----------
Future net cash flows ........................       1,206,756        6,365,496
10% discount to reflect timing of cash
  flows ......................................        (546,601)      (3,799,803)
                                                   -----------      -----------
Standardized measure of discounted future
  net cash flows .............................     $   660,155      $ 2,565,693
                                                   ===========      ===========


The following summarizes the principal factors comprising the changes in the standardized measure of discounted future net cash flows:

                                                         Gas            Oil
                                                     -----------    -----------

Standardized measure, beginning of period ........   $   173,918    $ 2,302,868
Sales of oil and gas, net of production
  costs ..........................................       (32,316)       (20,225)
Extensions and discoveries .......................        74,000           --
Net change in sales prices, net of production
  costs ..........................................       499,000        275,000
Accretion of discount ............................         7,391         51,379
Net change in income taxes .......................       (61,838)       (43,329)
                                                     -----------    -----------
Standardized measure, end of period ..............   $   660,155    $ 2,565,693
                                                     ===========    ===========

                              Commonwealth Energy Corp.Commonwealth Energy Corp. Consolidated
                              Financial Statements
                              (Expressed in Canadian Dollars)
                              December 31, 2000, 1999 and 1998

Contents









                                                                       Page
                                                                       ----

Auditors' Report                                                          1

Consolidated Balance Sheets                                               2

Consolidated Statements of Operations and Deficit                         3

Consolidated Statements of Cash Flows                                     4

Notes to the Consolidated Financial Statements                         5-16

Report of Independent Auditors


To the Shareholders of
Commonwealth Energy Corp.


We have audited the consolidated balance sheets of Commonwealth Energy Corp. as at December 31, 2000 and 1999 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2000, 1999 and 1998. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards for the years ended December 31, 2000, 1999 and 1998. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the consolidated financial position of the company as at December 31, 2000 and 1999 and the results of its operations and its cash flows for the years ended December 31, 2000, 1999 and 1998 in accordance with Canadian generally accepted accounting principles.








                                                        /s/  GRANT THORNTON LLP
Vancouver, Canada                                       ------------------------
April 20, 2001                                          Chartered Accountants

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Balance Sheets
(expressed in Canadian Dollars)
                                                  December 31       December 31
                                                         2000              1999
--------------------------------------------------------------------------------
Assets
Current
   Cash and cash equivalents                       $   30,419        $   54,147
   Short term investments                              67,478            14,433
   Receivables                                        153,236            59,795
   Prepaids                                             3,711             2,427
                                                   ----------        ----------

                                                      254,844           130,802
Property and equipment (Note 4)                     3,553,505         3,164,855
Unevaluated properties (Note 5)                     2,121,619         1,506,056
Investment in Comanche Energy, Inc. (Note 6)           35,000              --
                                                   ----------        ----------

                                                   $5,964,968        $4,801,713
                                                   ==========        ==========

--------------------------------------------------------------------------------

Liabilities
Current
   Payables and accruals                          $   255,865       $   322,785
   Advances from directors (Note 7)                   191,157           168,653
                                                  -----------       -----------

                                                      447,022           491,438
Future income taxes (Note 8)                          172,842              --
                                                  -----------       -----------

                                                      619,864           491,438
                                                  -----------       -----------
Shareholders' Equity
Capital stock (Note 9)                              6,994,764         5,723,950
Capital stock subscribed (Note 9)                     233,731              --
Share subscriptions receivable                           --              (5,501)
Deficit                                            (1,883,391)       (1,408,174)
                                                  -----------       -----------

                                                    5,345,104         4,310,275
                                                  -----------       -----------

                                                  $ 5,964,968       $ 4,801,713
                                                  ===========       ============

--------------------------------------------------------------------------------

Commitments (Note 12)












        See accompanying notes to the consolidated financial statements.


----------------------------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Statements of Operations and Deficit
(expressed in Canadian Dollars)
                                                                Year            Year            Year
                                                               Ended           Ended           Ended
                                                         December 31     December 31     December 31
                                                                2000            1999            1998
----------------------------------------------------------------------------------------------------
Oil and gas activities
   Production revenues                                  $    406,998    $    146,148    $     41,973
                                                        ------------    ------------    ------------

Expenses
   Operating                                                 187,380         153,043          15,388
   General and administrative                                480,379         307,355         370,387
   Interest                                                   34,608          52,838          24,649
   Depletion and depreciation                                115,881         219,925         123,087
Write-down of investment in Comanche Energy, Inc.
   (Note 6)                                                   63,967            --              --
                                                        ------------    ------------    ------------

                                                             882,215         733,161         533,511
                                                        ------------    ------------    ------------

Net loss                                                $   (475,217)   $   (587,013)   $   (491,538)
                                                        ============    ============    ============

Loss per share                                          $      (0.02)   $      (0.04)          (0.03)
                                                        ============    ============    ============

Weighted average common shares outstanding                21,234,584      16,137,348      14,290,180
                                                        ============    ============    ============


----------------------------------------------------------------------------------------------------

Deficit, beginning of year                              $ (1,408,174)   $   (821,161)   $   (329,623)

Net loss                                                    (475,217)       (587,013)       (491,538)
                                                        ------------    ------------    ------------

Deficit, end of year                                    $ (1,883,391)   $ (1,408,174)   $   (821,161)
                                                        ============    ============    ============


----------------------------------------------------------------------------------------------------














                     See accompanying notes to the consolidated financial statements.

                                                                                                   3

---------------------------------------------------------------------------------------------------------------------------

Commonwealth Energy Corp.
Consolidated Statement of Cash Flows
(expressed in Canadian Dollars)
                                                                               Year                Year                Year
                                                                              Ended               Ended               Ended
                                                                        December 31         December 31         December 31
                                                                               2000                1999                1998
---------------------------------------------------------------------------------------------------------------------------

Cash derived from (applied to)

   Operating
     Net loss                                                           $  (475,217)        $  (587,013)        $  (491,538)
     Depletion and depreciation                                             115,881             219,925             123,087
     Write-down of investment in Comanche Energy, Inc.
       (Note 6)                                                              63,967                --                  --
     Amortization of reorganization costs                                      --                17,363              17,363
     Change in non-cash operating working capital (Note 10)                 (51,736)           (112,465)            182,745
                                                                        -----------         -----------         -----------

                                                                           (347,105)            462,190)            168,343)
                                                                        -----------         -----------         -----------
   Financing
     Issue of capital stock, net of issue costs                           1,001,315             474,499             766,711
     Capital stock subscribed                                               233,731                --                44,516
     Advances from directors                                                 21,504              21,881              85,869
     Cash assumed on acquisition of 638260 Alberta Inc.                         908                --                  --
                                                                        -----------         -----------         -----------

                                                                          1,257,458             496,380             897,096
                                                                        -----------         -----------         -----------
   Investing
     Property and equipment                                                (881,036)            (89,456)           (833,430)
     Prepaids and deferred charges                                             --                90,160              90,159
     Short term investments                                                 (53,045)            (14,433)               --
                                                                        -----------         -----------         -----------

                                                                           (934,081)            (13,729)           (743,271)
                                                                        -----------         -----------         -----------

Net (decrease) increase in cash                                             (23,728)             20,461             (14,518)

Cash and cash equivalents

   Beginning of year                                                         54,147              33,686              48,204
                                                                        -----------         -----------         -----------

   End of year                                                          $    30,419         $    54,147         $    33,686
                                                                        ===========         ===========         ===========

---------------------------------------------------------------------------------------------------------------------------

Supplementary cash flow information
   Interest paid                                                        $     1,929         $    25,654         $     1,932
Non-cash investing and financing transactions
   not included in cash flows
   Trade payables assumed by purchaser on sale of
     capital assets                                                     $   101,479         $      --                  --
   Capital assets acquired through the assumption of
     trade payables                                                     $      --           $   202,500         $      --
   Investment in Comanche Energy, Inc. acquired in
     exchange for capital assets (Note 6)                               $    98,967         $      --           $      --
   Capital stock issued to acquire 638260 Alberta Inc.
     less cash assumed (Note 3)                                         $   274,092         $      --           $      --
   Capital stock issued for settlement of payables                      $      --           $    23,250         $      --
   Capital stock issued to acquire resource property                    $      --           $   112,500         $      --
   Capital stock issued for share subscriptions                         $      --           $    50,017         $      --

---------------------------------------------------------------------------------------------------------------------------

                           See accompanying notes to the consolidated financial statements.

                                                                                                                          4

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

1.   Nature of operations and going concern

Commonwealth Energy Corp. is a junior petroleum and natural gas exploration and development company with interests in Wyoming, Texas and Oklahoma, U.S.A. and Alberta, Canada.

The company was incorporated under the laws of Alberta on December 14, 1987. On December 12, 1997, the company acquired 100% of the shares of Blue Mountain Resources Inc. and Commonwealth Energy (U.S.A.) Inc., both incorporated and carrying on petroleum and natural gas exploration and development in the United States. On January 1, 2000, the company acquired 100% of the shares of 638260 Alberta Ltd. carrying on petroleum and natural gas exploration and development in Alberta, Canada (Note 3).

These consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business. The application of the going concern concept is dependent upon the company's ability to achieve future profitable operations and to generate sufficient cash flows to pay operating costs and for future exploration and development. Management is of the opinion that sufficient working capital will be obtained from operations, debt financing or share offerings to meet the company's liabilities and commitments as they come due.

--------------------------------------------------------------------------------

2.   Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements include the accounts of the company and its wholly-owned subsidiaries, Blue Mountain Resources Inc., Commonwealth Energy (U.S.A.) Inc. and 638260 Alberta Ltd. The results of operations of these subsidiaries have been included from their date of acquisition and all material intercompany balances and transactions have been eliminated.

Use of estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the period. Actual results could differ from these estimates.

General principles

These consolidated financial statements are presented in Canadian dollars and are prepared in accordance with accounting principles generally accepted in Canada. The accounting principles used conform in all material respects to accounting principles generally accepted in the United States except as disclosed in Note 15.

Short term investments

Short term investments consist of interest bearing certificates of deposit carried at cost.

Other investments

The company accounts for investments in companies over which it does not exercise control or significant influence at their historic cost. Declines in the market value of such investments below historic cost are recognized when such declines are considered to be other than temporary.

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

Joint operations

Substantially all petroleum and natural gas activities are conducted jointly with others. These financial statements reflect only the company's proportionate interest in such activities.

Resource properties and equipment

Capitalized costs

The company uses the full cost method of accounting for petroleum and natural gas properties. Under this method, direct costs incident to the acquisition, exploration, and development of properties (both developed and undeveloped), including costs of abandoned leaseholds, lease rentals, unproductive wells, and well drilling and equipment costs, are capitalized. The company expenses all general corporate overhead and other internal cost not directly identified with acquisition, exploration and development activities.

Generally, no gains or losses are recognized on the sale or disposition of petroleum and natural gas properties, except for significant disposals for which a gain or loss is included in earnings. Income in connection with contractual services performed on wells in which the company has an economic interest is credited to petroleum and natural gas properties as a component of the full cost pool.

Depletion and depreciation

Depletion and depreciation of petroleum and natural gas properties and of well equipment is provided using the unit-of-production method based upon estimated proven reserves. The costs of unevaluated properties are excluded from costs subject to depletion but are evaluated regularly by management to ascertain whether an impairment has occurred. Exploratory dry holes are transferred to costs subject to depletion when it is determined that proven reserves are not economically producable for the lease. Geological and geophysical costs such as seismic surveys and library data which cannot be associated with the potential acquisition of specific properties are included in the amortization base as incurred. For depletion and depreciation purposes, relative volumes of petroleum and natural gas production and reserves are converted at the energy equivalent conversion rate to equivalent barrels of crude oil.

Future site restoration costs

Estimated future site restoration costs are provided for using the unit-of-production method and are included in the provision for depletion and amortization. Costs are estimated by the company based on current regulations, costs, technology and industry standards.

Ceiling test

In applying the full cost method, the company performs a ceiling test calculation whereby the carrying value of petroleum and natural gas properties is compared to estimated undiscounted future net cash flows from the production of proven reserves. Net cash flows are estimated using period end prices, less estimated royalties and operating expenses, estimated future general and administrative expenses, financing costs and income taxes. Should this comparison indicate that the carrying value exceeds future net cash flows, the excess is charged against earnings as additional depletion and depreciation.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

2.   Summary of significant accounting policies (Continued)

Reorganization costs

Reorganization costs are being amortized on the straight line method over three years.

Foreign currency translation

Monetary assets and liabilities of the company's wholly-owned U.S.A. subsidiaries are translated into Canadian dollars at the year end rate of exchange, and non-monetary assets and liabilities at the exchange rates in effect at the time of acquisition or issue. Revenue and expenses are translated at the average rate of exchange for the year. Exchange gains or losses arising on translation are included in net income or loss for the period.

Stock options

The company has outstanding stock options as disclosed in Note 9. No compensation expense is recognized for this plan when shares or share options are issued to employees and directors. Any consideration paid by employees and directors on exercise of share options or purchase of shares is credited to share capital. If shares or share options are repurchased from employees and directors, the excess of the consideration paid over the carrying amount of the shares or share options cancelled is charged to the deficit.

Income taxes

Prior to 2000, the company followed the tax allocation method of accounting for income taxes, whereby differences between the provision for income taxes on the earnings or loss for accounting purposes and the income taxes currently payable or recoverable were shown as deferred income taxes. In 2000, the company has adopted the new accounting recommendations for income taxes issued by the Canadian Institute of Chartered Accountants, whereby future income tax assets and liabilities are computed based on differences between the carrying amount of assets and liabilities on the balance sheet and their corresponding tax values, using the enacted income tax rates at each balance sheet date. Future income tax assets also result from unused loss carry-forwards and other deductions. The carrying value of future income tax assets is reviewed annually and adjusted, if necessary, by use of a valuation allowance to reflect the estimated realizable amount.

The company has adopted this change in accounting policy retroactively. This adoption results in no changes to the financial statements of prior periods.

Loss per share

Per share data is computed by dividing net loss by the weighted average number of common shares outstanding during each period. A total of 9,865,370 shares issued in escrow (see Note 9), which are subject to return to treasury if specific cash flow targets are not met, are excluded from outstanding shares for this purpose until release conditions are met. Fully diluted per share amounts are not presented as the effect of the outstanding options and warrants is anti-dilutive.

Financial instruments

The company has various financial instruments including cash, short term investments, receivables, payables and accruals, and advances from directors. It was not practicable to determine the fair value of the advances from directors. The carrying values of all other financial instruments approximates their fair values.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

3.   Acquisition

On January 1, 2000, the company acquired 638260 Alberta Ltd. in a share-for-share exchange where the company issued 1,375,000 of its common shares in exchange for all the issued and outstanding shares of 638260 Alberta Ltd. The acquisition has been accounted for by the purchase method with the company as the acquirer as follows:

Identifiable assets acquired at
 estimated fair market value
  Current assets                                                        $  8,869
  Petroleum and natural gas properties                                   439,504
                                                                        --------

                                                                         448,373
Less liabilities assumed:
  Current liabilities                                                        531
  Future income taxes                                                    172,842
                                                                        --------

Net assets acquired                                                     $275,000
                                                                        ========

Consideration
  1,375,000 common shares                                               $275,000
                                                                        ========

--------------------------------------------------------------------------------



4.   Property and equipment                             December 31           December 31           December 31
                                                               2000                  1999                  1998
                                                               ----                  ----                  ----

Petroleum and natural gas properties                     $4,258,465            $3,753,934            $3,630,547
Less:  accumulated depletion and depreciation               708,679               594,252               376,401
                                                         ----------            ----------            ----------

                                                          3,549,786             3,159,682             3,254,146
                                                         ----------            ----------            ----------

Office equipment                                             11,954                11,954                11,954
Less:  accumulated depreciation                               8,235                 6,781                 4,707
                                                         ----------            ----------            ----------

                                                              3,719                 5,173                 7,247
                                                         ----------            ----------            ----------

                                                         $3,553,505            $3,164,855            $3,261,393
                                                         ==========            ==========            ==========


The company has not included any direct or indirect internal costs in the cost of its petroleum and natural gas properties. All costs capitalized as petroleum and natural gas properties represent external, third party costs incurred.

Depreciation and depletion of petroleum and natural gas properties per equivalent barrel of crude oil production:

   December 31, 1998                                 $       47.73
   December 31, 1999                                 $       20.72
   December 31, 2000                                 $       19.99

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

5.   Unevaluated properties

The company owns unevaluated prospects in the states of Wyoming and Texas, U.S.A. Evaluation studies and exploration plans are intended to be put in place to assess each of the prospects with the goal being to bring as many of them to producing status. The associated costs have been excluded in computing depletion of the full cost pool.

Costs of unevaluated properties include:


                                Acquisition           Exploration          Development
Year Incurred                         Costs                 Costs                Costs                Total
-------------                         -----                 -----                -----                -----

1997                             $  506,728            $    2,557           $  341,247           $  850,532
1998                                 78,673                  --                295,782              374,455
1999                                 17,272                12,533              251,264              281,069
                                 ----------            ----------           ----------           ----------

At December 31, 1999                602,673                15,090              888,293            1,506,056
2000                                (25,057)                7,841              632,779              615,563
                                 ----------            ----------           ----------           ----------

At December 31, 2000             $  577,616            $   22,931           $1,521,072           $2,121,619
                                 ==========            ==========           ==========           ==========


The company has not included any direct or indirect internal costs in the costs of its unevaluated properties. All costs capitalized as unevaluated properties represent external, third party costs incurred.

The company will begin to deplete these costs when proven reserves are established or an impairment is determined. Management believes this assessment will occur in 24 to 36 months.

--------------------------------------------------------------------------------

6.   Investment in Comanche Energy, Inc.

On January 1, 2000, the company disposed of an undivided 25% interest in an oil and gas property located in Parker County, Texas. The consideration received for this disposition was 220,000 common shares of Comanche Energy, Inc. with a fair value of $98,967 on the date that the shares were acquired. The company's investment in Comanche Energy, Inc. represents approximately 0.05% of that company's issued and outstanding common shares.

During 2000, management concluded that there was a permanent impairment in the value of this investment and accordingly, has recorded a valuation adjustment of $63,967.

--------------------------------------------------------------------------------

7.   Advances from directors

Certain directors of the company have made cash advances for working capital. These advances are unsecured, bear interest at 18% per annum, and are due on demand.

--------------------------------------------------------------------------------


Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

8.   Future income taxes

Provision for income taxes
                                                         December 31          December 31           December 31
                                                               2000                  1999                  1998
                                                               ----                  ----                  ----


Loss before taxes                                         $(475,217)            $(587,013)            $(491,538)
                                                          ---------             ---------             ---------

Expected tax expense at combined federal and
   provincial rates of 44.62%                             $(212,041)            $(261,925)            $(219,324)
Increase (decrease) resulting from:
   Write-down of investment for accounting
     purposes                                                28,529                  --                    --
   Statutory rate differences                                20,018                17,367                14,542
   Increase in valuation allowance
    on future tax asset                                      98,566               244,558               204,782
   Other                                                     64,928                  --                    --
                                                          ---------             ---------             ---------

                                                          $     Nil             $     Nil             $     Nil
                                                          =========             =========             =========


Future income taxes consist of the following effects of temporary differences:

                                                   December 31    December 31
                                                          2000           1999
                                                          ----           ----

   Petroleum and natural gas properties           $   (587,842)   $  (311,000)
   Investment in excess of accounting value             29,000              -
   Non-capital loss carry forwards                   1,020,000        846,000
   Valuation adjustment                               (634,000)      (535,000)
                                                  ------------    -----------

                                                  $   (172,842)   $       Nil
                                                  ============    ===========

The future income tax liability balance relates to operations of the Canadian subsidiary.

The company has operating losses available for tax purposes that expire as follows:

   2001                                                           $     43,000
   2003                                                                 30,000
   2004                                                                 37,000
   2005                                                                325,000
   2006                                                                295,000
   2007                                                                431,000
   2011                                                                160,000
   2012                                                                536,000
   2018                                                                165,000
   2019                                                                378,000
   2020                                                                103,000
                                                                  ------------

                                                                  $  2,503,000
                                                                  ============

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock

Authorized:

The company is authorized to issue an unlimited number of voting common shares and an unlimited number of non-voting preferred shares, issuable in series, as may be determined by the directors of the company.

Issued:

   Common shares:
                                                                              Number of
                                                                                 Shares              Amount
                                                                                 ------              ------

   Balance, December 31, 1997                                                23,419,709         $ 4,296,973

   Private placement at $0.70                                                   760,459             532,321
   Exercise of stock options at $0.50                                           468,780             234,390
                                                                             ----------         -----------

   Balance, December 31, 1998                                                24,648,948           5,063,684

   Issued for settlement of payables at $0.38                                    61,184              23,250
   Exercise of stock options at $0.50                                            49,031              24,516
   Issued to SHA Stephens for the acquisition of property at $0.30              375,000             112,500
   Private placement at $0.20 per unit.  Each unit consists of one common share and one common share purchase warrant
     exercisable until July 29, 2001 at $0.30 per share                       2,500,000             500,000
                                                                             ----------          ----------

   Balance, December 31, 1999                                                27,634,163           5,723,950

   Issued for the acquisition of 638260 Alberta Inc.                          1,375,000             275,000
   Private placement at $0.20 per unit.  Each unit consists of one common share and one common share purchase warrant
     exercisable until March 14, 2002 at $0.30 per share                        750,000             150,000
   Exercise of stock options at $0.30                                           543,993             163,198
   Exercise of warrants at $0.30                                              2,275,388             682,616
                                                                             ----------          ----------

   Balance, December 31, 2000                                                32,578,544         $ 6,994,764
                                                                             ==========         ===========

   Preferred shares:

   No preferred shares have been issued.

Subscribed:

Subsequent to year end, the company issued 934,924 shares in consideration for the $233,731 received during 2000.

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock (Continued)

Stock options

The company has established a plan for granting stock options to officers, directors, employees and key consultants under a share option plan approved by the shareholders on September 25, 1997. At December 31, 2000, options covering 2,928,504 common shares were outstanding at varying exercise prices.


                        Options Outstanding                                            Options Exercisable
-------------------------------------------------------------------------------    -----------------------------

                                                      Average         Weighted                         Weighted
                                                    Remaining          Average                          Average
                                                  Contractual         Exercise                         Exercise
                                                         Life            Price           Number           Price
Number Outstanding                                 (In Years)        Per Share      Exercisable       Per Share
------------------                                 ----------        ---------      -----------       ---------

        600,000                                          3.91             0.20          600,000            0.20
        600,000                                          4.81             0.25          600,000            0.25
      1,678,504                                          3.69             0.30        1,678,504            0.30
         50,000                                          4.30             0.45           50,000            0.45
      ---------                                                                       ---------

      2,928,504                                                                       2,928,504
      =========                                                                       =========


Changes in the number of options outstanding during each of the three years ended December 31, 2000, 1999 and 1998 are:

                                                  December 31              December 31              December 31
                                                         2000                     1999                     1998
                                                         ----                     ----                     ----

        Balance, beginning of period                2,572,497                1,671,528              $ 2,140,308
        Exercised                                    (543,993)                 (49,031)                (468,780)
        Granted                                     2,177,841                1,200,000                     --
        Cancelled                                  (1,277,841)                 (50,000)                    --
        Expired                                          --                   (200,000)                    --
                                                   -----------              -----------              -----------

        Balance, end of period                      2,928,504                2,572,497              $ 1,671,528
                                                   -----------              -----------              -----------

Warrants

                                  Warrants Outstanding                                           Warrants Exercisable
-----------------------------------------------------------------------------------------    -----------------------------

                                                                Average         Weighted                         Weighted
                                                              Remaining          Average                          Average
                                                            Contractual         Exercise                         Exercise
                                                                   Life            Price           Number           Price
Number Outstanding                                           (In Years)        Per Share      Exercisable       Per Share
------------------                                           ----------        ---------      -----------       ---------

        224,612 warrants issued in a private placement
                in 1999                                            0.58             0.30          224,612            0.30
        750,000 warrants issued in a private placement
                in 2000                                            1.15             0.30          750,000            0.30
                                                                                                  -------
                                                                                                  974,612
                                                                                                  =======

                                                                                                                       12


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

9.   Capital stock (Continued)

Changes in the number of warrants outstanding during each of the three years ended December 31, 2000, 1999 and 1998 are:

                                     December 31               December 31              December 31
                                            2000                      1999                     1998
                                            ----                      ----                     ----

Balance, beginning of period           2,500,000                      --                       --
Exercised                             (2,275,388)                     --                       --
Issued                                   750,000                 2,500,000                     --
Cancelled                                   --                        --                       --
Expired                                     --                        --                       --
                                      ----------                ----------               ----------

Balance, end of period                   974,612                 2,500,000                      Nil
                                      ==========                ==========               ==========


Escrow shares

As at December 31, 2000, a total of 9,865,370 common shares issued on the acquisition of Blue Mountain and Commonwealth U.S.A. to certain officers and directors are held in escrow. These common shares may be released from escrow on approval by the Canadian Venture Exchange ("CDNX"), on the basis of one common share for every $0.50 of cash flow realized by the company from its oil and gas properties. If not released from escrow by December 18, 2002, any shares remaining in escrow shall be cancelled, unless otherwise exempted by the CDNX.

--------------------------------------------------------------------------------

10.  Change in non-cash operating working capital     December 31               December 31               December 31
                                                             2000                      1999                      1998
                                                             ----                      ----                      ----

Receivables                                             $ (84,480)                $ (19,476)                $  12,379
Prepaids                                                   (1,284)                     (655)                   (1,772)
Payables and accruals                                      34,028                   (92,334)                  172,138
                                                        ---------                 ---------                 ---------

                                                        $ (51,736)                $ 112,465)                $ 182,745
                                                        =========                 =========                 =========



---------------------------------------------------------------------------------------------------------------------


11.  Related party transactions

During the year, the company had the following transactions with related parties:

(a) Included in interest expense is interest paid to directors in the amount of $32,678 (1999: $27,184: 1998: $22,717).

(b) Incurred management fees of $Nil: (December 31, 1999: $Nil: December 31, 1998: $9,200) for services provided by the directors of the company.

(c)  Incurred salaries and benefits of $96,000: (December 31, 1999: $109,156:
     December 31, 1998: $104,606) for services provided by the directors of the company.

(d) Included in receivables are amounts due from directors in the amount of $7,968 (1999: $7,967: 1998: $32,810). Included in payables and accruals are amounts due to directors in the amount of $189,657 (December 31, 1999:
     $Nil: December 31, 1998: $Nil).

--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

11.  Related party transactions (Continued)

   (e) In January, 2000, the company acquired from a director all issued and outstanding shares of 638260 Alberta Ltd., which owns petroleum and natural gas leases and land in the Vermillion area of East Central Alberta. The purchase price for the acquisition of $275,000 was satisfied by the issuance of 1,375,000 common shares of the company at a price of $0.20 per share which was an estimate of the fair value of the shares issued on the date of acquisition (Note 3).

       Subsequent to year end, the assets of 638260 Alberta Ltd. were sold for cash consideration of $325,000 to a company in which a director is an officer.

--------------------------------------------------------------------------------

12.  Commitments

During 1999, the company entered into an agreement with respect to investor relations consulting services for the company. The term of this agreement shall be for a period of one year, effective January 1, 2000, and can be renewed at the option of the company for a further six months. The company is required to pay $5,000 per month for a total of $60,000.

--------------------------------------------------------------------------------

13.  Subsequent event

Pursuant to a Share Exchange Agreement dated December 12, 2000, and subject to shareholder and regulatory approval, the company will become a wholly-owned subsidiary of Empire Energy Corporation ("Empire") a U.S. company trading on the OTC bulletin board. The acquisition of the company by Empire will be effected through a transaction referred to as a "paired" exchangeable share transaction. The exchangeable shares will automatically be exchanged for Empire common shares on or before December 31, 2007, and it is expected that this conversion will be completed well in advance of this date. Upon conversion of the exchangeable shares issued in this transaction, former Commonwealth shareholders will own 5,763,091 Empire common shares representing 30% of Empire's issued and outstanding common shares.

--------------------------------------------------------------------------------

14.  Segmented information

Commencing in 2000, the company operates in two geographical segments: Canada and the United States. The income and expenses for the prior years were attributable to one geographical segment, the United States. For the year ended and as at December 31, 2000, income and expenses, and assets were attributable to the following segments:

                                                         Canada                     U.S.A.                    Total
                                                         ------                     ------                    -----

        Revenue                                     $   154,146               $   252,852               $   406,998
        Operating expenses                              (13,800)                 (173,580)                 (187,380)
        Write-down of investment                           --                     (63,967)                  (63,967)
                                                    -----------               -----------               -----------

                                                    $   140,346               $    15,305                   155,651
                                                    ===========               ===========
        Corporate expenses                                                                                  630,868
                                                                                                        -----------

        Net loss                                                                                        $  (475,217)
                                                                                                        ===========

        Property and equipment                      $   434,329               $ 3,119,176               $ 3,553,505
        Unevaluated properties                             --                   2,121,619                 2,121,619
                                                    -----------               -----------               -----------

                                                    $   434,329               $ 5,240,795               $ 5,675,124
                                                    ===========               ===========               ===========


                                                                                                                 14


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

15. Reconciliation between Canadian and United States generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles (GAAP), in Canada, which differ in some respects from GAAP in the United States. The material difference between the two is summarized below:

Under U.S. GAAP, the company would have calculated the gain or loss on foreign exchange in accordance with FAS 52 under which assets and liabilities are translated at the foreign exchange rate at the balance sheet date and the results of operations are translated at the average foreign exchange rate for the period. Under Canadian GAAP, the company converts the financial position and results of operations of its U.S. subsidiaries under the temporal method under which U.S. dollar property and equipment costs are translated to Canadian dollars at historical exchange rates. Also, under U.S. GAAP, the foreign exchange gain or loss recorded by the company from translation of foreign currency balances would have been presented as a component of shareholders equity instead of being included in net loss.

Also, under U.S. GAAP, SOP 98-5 requires reorganization costs to be expensed as incurred. Under Canadian GAAP, deferral and amortization of such costs is permissible.

The effect of the above differences in the carrying value of total assets, shareholders' equity, loss for the year and on the statement of cash flows are as follows:


                                                                    December 31          December 31          December 31
                                                                           2000                 1999                 1998
                                                                           ----                 ----                 ----
Total assets
   Canadian basis                                                   $ 5,964,968          $ 4,801,713          $ 4,686,173
   Add:Increase in net book value of the carrying
         value of petroleum and natural gas
         properties as a result of the application of
         FAS 52                                                         208,398               90,303              318,204
Deduct: Expense deferred reorganization costs in
             accordance with SOP 98-5                                      --                   --                (17,363)
             Increase in depletion as a result of the
             application of FAS 52                                       (4,168)              (1,806)              (6,364)
                                                                    -----------          -----------          -----------

   U.S. basis                                                       $ 6,169,198          $ 4,890,210          $ 4,980,650
                                                                    ===========          ===========          ===========


Shareholders' equity
   Canadian basis                                                   $ 5,345,105          $ 4,310,275          $ 4,287,039
   Add:Increase in shareholders' equity as a result
         of the application of FAS 52                                   208,398               90,303              318,204
Deduct: Expense deferred reorganization costs in
             accordance with SOP 98-5                                      --                   --                (17,363)
             Increase in depletion as a result of the
             application of FAS 52                                       (4,168)              (1,806)              (6,364)
                                                                    -----------          -----------          -----------

   U.S. basis                                                       $ 5,549,335          $ 4,398,772          $ 4,581,516
                                                                    ===========          ===========          ===========


                                                                                                                       15


--------------------------------------------------------------------------------

Commonwealth Energy Corp.
Notes to the Consolidated Financial Statements
(expressed in Canadian Dollars)
December 31, 2000, 1999 and 1998
--------------------------------------------------------------------------------

15. Reconciliation between Canadian and United States generally accepted accounting principles (Continued)

                                                                  December 31          December 31          December 31
                                                                         2000                 1999                 1998
                                                                         ----                 ----                 ----
Loss for the year
   Canadian basis                                                 $   475,217          $   587,013          $   491,538
   (Decrease) increase in loss as a result of the
     application of FAS 52                                             (9,630)              22,207               10,906
   Decrease in loss as a result of the application of
     SOP 98-5                                                            --                (17,363)             (17,363)
   Increase (decrease) in loss related to depletion
     adjustment                                                         2,362               (4,558)               5,988
                                                                  -----------          -----------          -----------

   U.S. basis                                                     $   467,949          $   587,299          $   491,069
                                                                  ===========          ===========          ===========


   Loss per share
     Canadian basis                                               $     (0.02)         $     (0.04)         $     (0.03)
                                                                  ===========          ===========          ===========


     U.S. basis                                                   $     (0.02)         $     (0.04)         $     (0.03)
                                                                  ===========          ===========          ===========

Consolidated statement of cash flows
   Cash derived from (applied to)
     Operating
       U.S. basis net loss                                        $  (467,949)         $  (587,299)         $  (491,069)
       U.S. basis foreign exchange                                     (9,630)              22,207               10,906
       U.S. basis depletion                                           118,243              215,367              129,075
       Write-down of investment in Comanche                            63,967                 --                   --
       Change in non-cash operating working capital
         balances                                                     (51,736)            (112,465)             182,745
                                                                  -----------          -----------          -----------

   Operating under Canadian and U.S. basis                        $  (347,105)         $  (462,190)         $  (168,343)
                                                                  ===========          ===========          ===========


   Financing under Canadian and U.S. basis                        $ 1,257,458          $   496,380          $   897,096
                                                                  ===========          ===========          ===========


   Investing under Canadian and U.S. basis                        $  (934,081)         $   (13,729)         $  (743,271)
                                                                  ===========          ===========          ===========

                                                                                                                     16
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